UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2014

TRI Pointe Homes, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35796	27-3201111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19520 Jamboree Road, Suite 200, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 478-8600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes to Registrant’s Certifying Public Accountant.

As previously announced on July 7, 2014, TRI Pointe Homes, Inc. (the “Company,” “we” or “us”) consummated the merger (the “Merger”) of our wholly owned subsidiary, Topaz Acquisition, Inc. (“Merger Sub”), with and into Weyerhaeuser Real Estate Company (“WRECO”), with WRECO surviving the Merger and becoming our wholly owned subsidiary, as contemplated by the Transaction Agreement, dated as of November 3, 2013 (the “Transaction Agreement”), by and among us, Weyerhaeuser Company, WRECO and Merger Sub.

For accounting purposes, the Merger was treated as a “reverse acquisition” and WRECO was considered the accounting acquirer. Accordingly, WRECO will be reflected as the predecessor and acquirer in the Company’s (the legal acquirer) financial statements for periods ending after June 30, 2014. Our financial statements will reflect the historical financial statements of WRECO as our historical financial statements, except for the legal capital which will reflect our legal capital (common stock). However, because the Merger was not consummated until July 7, 2014, our quarterly report on Form 10-Q for the quarter ended June 30, 2014 will include the unaudited consolidated financial statements (and discussion thereof in Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) of the Company as of and for June 30, 2014 (i.e., prior to the closing of the Merger) on a stand-alone basis.

As of July 7, 2014, our independent public accounting firm was Ernst & Young LLP (“E&Y”). As previously disclosed in our Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 20, 2014, the audit committee of our board of directors approved the appointment of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, which was ratified by our stockholders at our annual meeting of stockholders on June 23, 2014. Our principal accountant, E&Y, has not resigned, declined to stand for re-election or been dismissed.

Our Current Report on Form 8-K filed with the SEC on July 7, 2014 disclosing the Merger included financial statements of WRECO audited by KPMG LLP (“KPMG”). KPMG was not then, and has never been, associated with the financial statements of the Company. As noted below, KPMG, the accounting firm for our wholly owned subsidiary WRECO, was dismissed subsequent to the consummation of the Merger, but our principal accountant, E&Y, has never expressed reliance on KPMG in connection with any of E&Y’s reports on our financial statements.

(a)	Dismissal of KPMG

Following the consummation of the Merger, we dismissed KPMG as the independent accounting firm associated with the financial statements of our subsidiary, WRECO. The decision to dismiss KPMG as the independent accounting firm associated with the financial statements of WRECO was made by the Company’s audit committee.

The audit reports of KPMG on the consolidated financial statements of WRECO as of December 31, 2013 and December 31, 2012 and for each of the years in the three-year period ended December 31, 2013 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the consolidated financial statements of WRECO as of December 31, 2013 and December 31, 2012 and for each of the years in the two-year period ended December 31, 2013, and during the subsequent interim period from January 1, 2014 through July 7, 2014, there were no (i) disagreements between WRECO and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement, or (ii) reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

KPMG has been provided with a copy of the disclosures made under this Item 4.01 and has furnished the SEC with a letter stating its agreement with these disclosures. This letter is filed as Exhibit 16.1 hereto.

(b)	Appointment of E&Y

As noted above, the audit committee of the Company’s board of directors approved the appointment of E&Y as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014. E&Y was the independent registered public accounting firm that audited the Company’s financial statements as of and for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011. During the fiscal years ended December 31, 2013 and December 31, 2012, and during the subsequent interim period from January 1, 2014 to July 7, 2014, the Company did not consult with E&Y in regard to WRECO’s financial statements, which were audited by KPMG, with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on WRECO’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter of KPMG LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2014

TRI Pointe Homes, Inc.

By	/s/ Bradley W. Blank
Bradley W. Blank Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of KPMG LLP

6